SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of the Securities
              Exchange Act of 1934 (Amendment No.__)

Check the appropriate box:

[X]    Preliminary Information Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[_]    Definitive Information Statement

                               NATIONAL COAL CORP
                     ---------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[_]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

       (1)     Title of each class of securities to which transaction applies:

       (2)     Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)     Proposed maximum aggregate value of transaction:

       (5)     Total fee paid:


[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)     Amount Previously Paid:

       (2)     Form, Schedule or Registration Statement No.:

       (3)     Filing Party:

       (4)     Date Filed:

                               NATIONAL COAL CORP
                               319 Ebenezer Road
                              Knoxville, TN 37923
                         NOTICE OF ACTION TO BE TAKEN BY
                                THE SHAREHOLDERS

                                 January 16, 2004

To The Shareholders of NATIONAL COAL CORP

     Jon Nix, Farrold and Arlene Belote,Robert Chmiel and Jeanne Bowen (collectively, the "Majority Shareholders") are the holders of a total of 30,857,000 shares or approximately 83.3% of the total issued and outstanding stock of National Coal Corp, a Florida corporation (the "Company"). The Majority Shareholders have adopted the following resolutions by written consent in lieu of a meeting pursuant to the Busines Corporation Act of the State of Florida, and subject to the Notice equirements of Section 14 of the Securities Exchange Act of 1934.

1.       To Adopt the 2004 Stock Compensation Plan

                             Jeanne Bowen, Secretary

                                   -----------

           WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.

                                   -----------

                               NATIONAL COAL CORP
                               319 Ebenezer Road
                              Knoxville, TN 37923
                             Phone: (865) 769-3749
                              Fax: (865) 769-3759

                                 January 16, 2004

                              SHAREHOLDERS' ACTION

     The Majority Shareholders submitted their consents to the shareholder resolutions described in this Information Statement on or about February 2004, to be effective on or before ______, 2004. As of ________, 2004, the Majority Shareholders held of record 30,857,000 shares of the Company's common stock, or approximately 83% of the total issued and outstanding common stock of the Company. The remaining outstanding shares of common stock are held by approximately one hundred other shareholders.

     The Majority Shareholders consenting consist of Jon Nix, President, Chief Executive Officer, and Director the Company, and Farrold and Arlene Belote (Farrold is a Director). See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS."

     Holders of the common stock of record as of February 12, 2004 are entitled to submit their consent to the shareholder resolutions described in this Information Statement, although no shareholder consents other than that of the Majority Shareholders are required to be submitted in order for the resolution to be adopted. The Company is NOT soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted. The Majority Shareholders will consent to all of the shareholder resolutions described in this Information Statement. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolutions described in this Information Statement. Florida law does not require that the proposed transaction be approved by a majority of the disinterested shareholders. A total of 37,015,931 shares of common stock will be entitled to vote on the Company's proposed transactions described in this Information Statement.

                         THE COMPANY AND THE TRANSACTION

     The Company has its executive offices at 319 Ebenezer Road, Knoxville, Tennessee 37923, and its telephone number is (865) 769-3749. As described in the accompanying NOTICE OF ACTION TO BE TAKEN BY THE SHAREHOLDERS, the Company proposes to adopt the National Coal Corp Stock Compensation Plan attached hereto as Exhibit A.

      The Board of Directors believes that the the Stock Compensation Plan will enable the company to compensate management and employees at a level competitive in the industry.

         Additional information regarding the Company, its business, its stock, and its financial condition are included in the Company's Form 10-KSB annual reports and its Form 10-QSB quarterly reports. Copies of the Company's Form 10-KSB for its fiscal year ending December 31, 2002 and its quarterly report on the Form 10-QSB for the quarter ending September 30, 2003 are available upon request to: Jeanne Bowen, Secretary, NATIONAL COAL CORP, 319
Ebenezer Road, Knoxville, TN  37923.

   SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's common stock as of January 15, 2004 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) each of the Company's directors and executive officers, and (iii) all officers and directors of the Company as a group. Except as otherwise listed below, the address of each person is c/o NATIONAL COAL CORP, 319 Ebenezer Road, Knoxville, TN 37923.

Name and Address of              Amount and nature of
Beneficial Owner                 Beneficial Ownership (1)    Percentage of Class
- ------------------------------------------------------------------------------

Jon Nix(1)(5)(3)                 14,150,000                  38%
- ------------------------------------------------------------------------------
Jeanne Bowen(1)                  600,000                     1.6%
- ------------------------------------------------------------------------------
Charles Kite(1)                  600,000                     1.6%
- ------------------------------------------------------------------------------
Farrold Belote(1)(4)             15,407,000                  42%
- ------------------------------------------------------------------------------
Robert Chmiel (2)                100,000                      .4%
- ------------------------------------------------------------------------------
All Officers and Directors
as a Group                                                   83.3%
- ------------------------------------------------------------------------------
Total Shares Issued and          37,015,931                            100%
Outstanding
- ------------------------------------------------------------------------------

* Transaction refers to Plan and Agreement of Reorganization whereby Southern Group, Inc. has acquired 100% of the issued and outstanding shares of National Coal Corp. in exchange for 34,200,000 newly issued shares.

(1)     Officer and/or Director of National Coal Corp.
(2)     New Officer
(3)     Through Jenco 700,000 shares
(4)     Includes 500,000 shares beneficially owned by Arlene Belote
(5)     Includes Perdane Holdings 400,000 shares

Notes to the table:

     Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

                                   MANAGEMENT

     The following table lists the names and ages of the executive officers and directors of the Company. The directors were appointed in May ___________________, 2003 and will continue to serve until the next annual shareholders meeting or until their successors are appointed and qualified. All officers serve at the discretion of the Board of Directors.

    NAME                   AGE           POSITION WITH THE COMPANY
    ----                   ---           -------------------------

Jon Nix                    33            CEO, President
Jeanne Bowen               32            Secretary/Treasurer
Robert Chmiel              43            CFO
Charles Kite               68            Director
Farrald Belote             67            Director/Chairman

     FARRALD BELOTE, age 67, (director nominee). Mr. Belote has had business experience dating back to 1958 in the energy sector. He is presently CEO of Litigation Research in Houston, TX (1995-date). He is also a co-founder of Medicine Arm-In-Arm, Inc., a nonprofit children's charity that provides medical services to underprivileged children around the world. IBM Sales and Marketing, 1964-1984: emphasis on energy sector. USAF B52 Pilot. BA Mathematics, Texas A&M, 1958.

     JON NIX, age 33, President and Chief Executive Officer (newly appointed director). Mr. Nix is National Coal Corp's founder and driving force and possesses over eight years experience in the financial industry. He is the founder of Jenco Capital Corporation, a Tennessee consulting and holding corporation. He presently advises and is an officer in numerous private companies. He is also a cofounder of Medicine Arm-In-Arm, Inc., a nonprofit childrens charity that provides medical services to underprivileged children around the world. He is the fourth generation of his family to have mining interests in this region of the United States. He holds a Bachelor of Arts degree in Economics from the University of Tennessee, 1992. He was a Director and President of Kyten Energy Corporation in 2002. He has been a director and President of National Coal Corp. since February, 2003.

     CHARLES KITE, age 68, General Counsel and Secretary (director nominee). Mr. Kite, an attorney since 1973, is general corporate counsel of National Coal Corp. He has a general practice in Sevierville, Tennessee, and specializes in commercial business representation, tax representation and litigation, estate planning, and probate matters. After serving ten years as the Senior Trial Attorney in the Office of the Chief Counsel for the Internal Revenue Service in Philadelphia, Pennsylvania and in Nashville, Tennessee, he transferred to Knoxville, Tennessee to assist in opening the Knoxville branch of the law offices of Heiskell, Donelson, Bearman, Adams, Williams & Kirsch. The next five years, Mr. Kite was a senior partner with the law firm of Brabson, Kite and Vance in Sevierville, Tennessee, and thereafter for the following seven years was a sole practitioner in association with various attorneys in the East Tennessee area. He is currently, and from 1997 has been, the senior partner in the law firm of Kite, Bowen & Associates, P.A. He is a graduate of the University of Tennessee (JD-1973) and of Carson Newman College (BA-1967). He has been a director and Secretary of National Coal Corp since February, 2003.

     JEANNE BOWEN, Secretary/Treasurer, age 32. Ms. Bowen has held a license to practice law in the State of Tennessee since 1997. She is a junior partner in the East Tennessee law firm of Kite, Bowen and Associates, P.A. and specializes in general corporate matters and real estate services. She graduated cum laude from the University of Tennessee in May of 1993 with a Bachelor of Arts degree in Psychology, and received her Juris Doctorate degree from Louisiana State University Law School in May of 1997. Ms. Bowen has been secretary/treasurer of National Coal Corp since its inception in January of 2003. She has also been a director and is secretary/treasurer of Kyten Energy and Strata Coal LLC since their inception in 2001 and 2002, respectively.

     ROBERT CHMIEL, age 43, is Chief Financial Officer. From December 2000 to April 2003 Mr. Chmiel served as CFO/COO of Brilliant Digital Entertainment, Inc. (AMEX:BDE), a publicly traded software firm where he managed 5 separate debt and equity financings. Previously, he was the President/COO (1999-2000) and co-founder of Phase2Media, Inc., a privately held Internet advertising sales and marketing firm. In 1998, Mr. Chmiel was Chief Financial Officer for BarnesandNoble.com (NASDAQ:BNBN) prior to the company's IPO. Mr. Chmiel was employed at the Walt Disney Company, where he served as Vice President, Finance

& Operations (1995-1998) for the original team which launched Disney's online operations, after having joined the company in 1992 as Director of Finance & Operations for Disney Magazine Publishing. His other business experience includes working for Oppenheimer as an associate in the corporate finance department, and started his career as an internal auditor for the Dun & Bradstreet Corporation. Mr. Chmiel earned his MBA from the Wharton School of Business at the University of Pennsylvania in 1987 and his BA in Economics from the College of the Holy Cross in 1982.

     Under the Florida Business Corporation Act and the Company's Articles of Incorporation, as amended, the Company's directors will have no personal liability to the Company or its stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or
(vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

BOARD COMMITTEES

         The Board of Directors does not currently maintain an Audit Committee or a Compensation Committee, but plans to appoint an Audit Committee and a Compensation Committee in the near future. During the fiscal year ended December 31, 2003, the Board of Directors held occasional meetings.

COMPENSATION OF DIRECTORS

         Directors receive no cash compensation for their services to the Company as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.


                                     SUMMARY COMPENSATION TABLE OF EXECUTIVES
                                          Annual Compensation                          Awards
Name & Principal               Year    Salary      Bonus      Other         Restricted       Securities                    ALL
Position                               ($)         ($)        Annual        Stock            Underlying      LONG TERM     OTHER
                                                              Comp-         Award(s)         Options/SARS   COMPENSATION   COMPENSA-
                                                              ensation      ($)              (#)              / OPTION     TION
                                                              ($)
- ----------------------------------------------------------------------------------------------------------------------------------
Jon Nix
President                      2003    101,538     0          0             0                0                  0            40,644*

- ----------------------------------------------------------------------------------------------------------------------------------
Jeanne Bowen Nix               2003    40,615      0          0             0                0                  0            0
Secretary/Treasurer
- ----------------------------------------------------------------------------------------------------------------------------------
Charles Kite,                  2003    0           0          0             0                0                  0            0
General Counsel
 -----------------------------------------------------------------------------------------------------------------------------------
Robert Chmiel,                 2003    7,753       0          0             0                0                  0            0
CFO
- ----------------------------------------------------------------------------------------------------------------------------------



                          Directors' Compensation for Last Fiscal Year
                                     -----------------------

Name                          Annual     Meeting  Consulting    Number     Number of                   ALL
                              Retainer   Fees     Fees/Other    of         Securities    LONG TERM     OTHER
                              Fee ($)    ($)      Fees ($)      Shares     Underlying   COMPENSATION   COMPENSA-
                                                                (#)        Options        / OPTION     TION
                                                                           SARs(#)
- ------------------------------------------------------------------------------------------------------------------
A. Director          2003       101,538       0        0            0              0           0             0
   Jon Nix


B. Director          2003       101,538       0        0            0              0           0             40,644*
   Farrald Belote

C. Director          2003       0             0        0            0              0           0             0
   Charles Kite

*Pursuant to a Royalty Agreement which provides for a $.25 per ton bonus and upon sale of mineral interests, a fee in lieu of continuing royalty may be paid to release the royalty.


OPTIONS GRANTED IN LAST FISCAL YEAR

         No options to purchase Common Stock of the Company have been granted to the Company's executive officers.

FISCAL YEAR-END OPTION EXERCISES AND OPTION VALUES

         No options to purchase Common Stock of the Company have been granted to the Company's executive officers or directors.

EMPLOYMENT AGREEMENT

  On March 28, 2003, National Coal Corporation purchased 500,000 shares of common stock of Southern Group, Inc. from Surinder Rametra for $50,000. Such shares have been returned to treasury and cancelled. The purchaser, National Coal Corporation, intends to build the Company into a coal producer in the Tennessee and Kentucky area.

     The Company has entered into a Plan and Agreement of Reorganization with National Coal Corp. under which the shareholders of National Coal Corp. will receive 34,200,000 shares of common stock in exchange for 100% of the outstanding stock of National Coal Corp.

Agreements with Officers

          In April and July 2003, the Board of Directors entered into employment agreements with the Chairman, the Chief Executive Officer, and the Secretary/Treasurer each for a two-year period providing for bonuses not to exceed fifty percent of the annual salaries, and in September 2003 entered into an employment agreement with the Chief Financial Officer for a six-month period providing for bonuses not to exceed fifty percent of the annual salary, all as set forth below:


                  Chairman of the Board      $240,000
                  President                   240,000
                  Chief Financial Officer     144,000
                  Secretary/Treasurer          96,000
                  Operations Manager           72,000

         On June 30, 2003, the Board of Directors assigned a ten-year, $.25 per ton royalty interest on coal sold, to both the Chairman of the Board and the President. In the event any mineral properties are sold prior to the end of the ten-year period, the obligation is to be settled by paying 12 1/2% of the sales price to each individual. Pursuant to the sale of these mineral property rights to Jenco Capital, the Company has recorded a liability to pay both the Chairman of the Board and the President 12 1/2% of the sales price, a total of $81,289.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 Note Payable Transactions

         In August 2003, the Company borrowed $250,000, and in September 2003, the Company borrowed $30,000 from Jenco Capital Corporation, an entity partially owned by the CEO of the Company. The notes payable accrue simple interest at an annual rate of 8% and are payable on demand.

          In September 2003, the Company borrowed $75,000 and $195,315 from an entity that currently holds convertible notes of $3,194,902. The notes payable accrue simple interest at an annual rate of 12%, mature in September 2004, and have terms that require an earlier payoff in the event of a successful equity or debt capital financing. As of September 30, 2003, the Company's total indebtedness to this entity is now approximately $3,465,200.

         In September 2003, the Company borrowed $80,000 from two unrelated parties. The related notes payable accrue simple interest at an annual rate of 10%, mature in March 2004, and have terms that require an earlier payoff in the event of a successful equity or debt capital financing.

         On May 20, 2003, the Company entered into a $1,196,000 contract to acquire coal mineral rights underlying properties in Anderson and Campbell Counties, Tennessee. The Company paid $50,000 in June as a deposit towards the closing of this transaction, which was scheduled to close on July 8, 2003. The closing did not occur on July 8, 2003, and the Company requested and subsequently received an amendment to extend the closing date. The amended agreement called for monthly payments, commencing September 22, 2003, of $100,000, a portion of which would be paid as an interest charge. On September 30, 2003, the Company requested and subsequently received a second amendment, which waived the $100,000 payment due on September 22, 2003. As consideration for the extension, the Company paid $10,000. The Company subsequently missed the next $100,000 payment date of October 22, 2003. Consequently, the Company no longer has the right to acquire these properties, and in September 2003 the Company wrote off the previously paid $60,000.

         In August 2003, the Company and the holder of the note payable to a trust owned by an officer of the Company, dated February 20, 2003 for $150,000, agreed to extend the maturity date of such note three additional years. The new maturity date is now February 20, 2008. No additional compensation was paid to the note holder for such maturity extension.

Events Subsequent to September 30, 2003

Note Payable Transactions

         In October 2003, the Company borrowed $25,000 from Jenco Capital Corporation, an entity partially owned by the CEO of the Company. In December 2003, the Company borrowed $105,000 from the CEO of the Company. The notes payable accrue simple interest at an annual rate of 8% and are payable on demand.

         In November 2003, the Company borrowed $110,000 from two unrelated parties. The related notes payable accrue simple interest at an annual rate of 10%, mature in March 2004, and have terms that require an earlier payoff in the event of a successful equity or debt capital financing.

         In November 2003, the Company renegotiated the terms of indebtedness to two unrelated parties, such that the maturity date for both notes got extended to March 7, 2004. As consideration for the maturity extension, the principal amount payable to each note holder was increased 10%. Specifically, one holder's principal amount, which was originally due on October 15, 2003, got increased from $30,000 to $33,000 as a result of the extension, and the other holder's principal amount, which was originally due on November 11, 2003, got increased from $50,000 to $55,000 as a result of the extension.

Related Party Transactions

         On July 1, 2003, the Company sold mineral royalty rights for coal mined on the Patterson Mountain portion of the New River Tract for $75,156 to Jenco Capital Corporation, an entity partially owned by the CEO of the Company. As consideration for the $75,156 received, the Company is obligated to pay Jenco $2.00 per mined ton on the property. During the three months ended September 30, 2003, the Company paid Jenco $9 in accordance with this transaction.

         On August 1, 2003, the Company sold its interest in mineral royalty rights received by the Company from US Coal Corporation for coal mined on the Smokey Mountain portion of the New River Tract. The royalty was sold for $250,000 to Jenco Capital Corporation, an entity partially owned by the CEO of the Company. As consideration for the $250,000 received, Jenco began receiving the royalty payments from US Coal. The Company recorded this transaction as deferred revenue and recognizes revenue each month based on the tons produced by US Coal.

These transactions were completed by the Company with Jenco Capital
Corporation ("JENCO"), a related party, because (i) the Company needed a prompt capital infusion to ramp up coal production, (ii) JENCO had available cash for the transaction, (iii) the Company could not have developed another independent source for the capital without considerable time delay due to lack of a production history, and (iv) the Company had no knowledge of any outside sources for such capital. The Company believes that given the time delay to search for capital and the cost of lost opportunity, the terms of these transactions were acceptable because it afforded immediate liquidity for operating purposes.

         On June 30, 2003, the Board of Directors assigned a ten-year, $.25 per ton royalty interest on all the coal mined and sold from the New River Tract, to both the Chairman of the Board and the President. In the event any mineral properties are sold prior to end of the ten-year period, the obligation is to be settled by paying 12 1/2% of the sales price to each individual. Pursuant to the sale of mineral property rights to Jenco Capital (see two paragraphs above), the Company has recorded a liability to pay both the Chairman of the Board and the President 12 1/2% of the sales price, a total of $81,289.

         In October 2003, the Company borrowed $25,000 from Jenco Capital Corporation, an entity partially owned by the CEO of the Company. In December 2003, the Company borrowed $105,000 from the CEO of the Company. The notes payable accrue simple interest at an annual rate of 8% and are payable on demand.

Agreements with Officers

          In April and July 2003, the Board of Directors entered into employment agreements with the Chairman, the Chief Executive Officer, and the Secretary/Treasurer each for a two-year period providing for bonuses not to exceed fifty percent of the annual salaries, and in September 2003 entered into an employment agreement with the Chief Financial Officer for a six-month period providing for bonuses not to exceed fifty percent of the annual salary, all as set forth below:


                  Chairman of the Board      $240,000
                  President                   240,000
                  Chief Financial Officer     144,000
                  Secretary/Treasurer          96,000
                  Operations Manager           72,000

         On June 30, 2003, the Board of Directors assigned a ten-year, $.25 per ton royalty interest on coal sold, to both the Chairman of the Board and the President. In the event any mineral properties are sold prior to the end of the ten-year period, the obligation is to be settled by paying 12 1/2% of the sales price to each individual. Pursuant to the sale of these mineral property rights to Jenco Capital, the Company has recorded a liability to pay both the Chairman of the Board and the President 12 1/2% of the sales price, a total of $81,289.



                              INDEPENDENT AUDITORS

     The Board of Directors has authorized the firm of Gordon Hughes & Banks, C.P.A., independent certified public accountants, to serve as independent auditors for the fiscal year ended December 31, 2003.

                 SHAREHOLDER PROPOSALS AND NOMINATING PROCEDURES

         Any proposal that a shareholder intends to present at the Company's 2003 Annual Meeting should have been received at the Company's principal executive office not later than May 1, 2004. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. Shareholder proposals should be addressed to the Secretary of the Company.

         Nominations for directors to be elected at the 2003 Annual Meeting, other than those made by the Board of Directors, should be submitted to the Secretary of the Company no later than May 1, 2004. The nomination should include the full name of the nominee and a description of the nominee's back-ground in compliance with Regulation S-K of the reporting rules of the Securi-ties and Exchange Commission.

                                  OTHER MATTERS

         The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

     UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO JEANNE BOWEN, SECRETARY OF THE COMPANY, AT NATIONAL COAL CORP, 319 EBENEZER ROAD, KNOX- VILLE, TN 37923, TELEPHONE (865) 769-3749, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB AND INTERIM REPORTS ON FORM 10QSB WILL BE PROVIDED WITHOUT CHARGE.